UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2021
 Newpark Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard,	Suite 100
The Woodlands,	Texas	77381
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (281) 362-6800

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Amendment No. 1 on Form 8-K/A (the “Amendment”) is being filed by Newpark Resources, Inc. (the "Company") to amend its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 17, 2021 (the "Original Report"). Capitalized terms not otherwise defined in this Amendment shall have the meanings given in the Original Report.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of President and Chief Executive Officer
As previously disclosed, effective February 28, 2022, Paul L. Howes retired as Chief Executive Officer of the Company. Pursuant to the succession plan previously announced by the Board, Matthew Lanigan, who had previously served as President and Chief Operating Officer of the Company, succeeded Mr. Howes and was promoted to the position of President and Chief Executive Officer effective March 1, 2022.
In connection with Mr. Lanigan’s promotion, the Company and Mr. Lanigan entered into an amended and restated employment agreement effective March 1, 2022 (the “Amended and Restated Employment Agreement”). Pursuant to the Amended and Restated Employment Agreement, the Company will employ Mr. Lanigan for a one-year term concluding on March 1, 2023 (the “Term”), subject to successive one-year renewal terms, unless Mr. Lanigan’s employment is terminated by either party giving 60 days prior written notice. In addition, under the Amended and Restated Employment Agreement and consistent with the recommendation of the Compensation Committee of the Board, Mr. Lanigan will be eligible to receive the following:
1.An annual base salary of $725,000;
2.An annual cash bonus under the Company’s annual cash incentive plan targeted at 100% of his base salary with actual payment of between 0% and 200% of his base salary based on performance measures and goals to be set by the Compensation Committee;
3.Annual restricted stock grants, stock options, performance cash and/or performance restricted share awards under the Company’s long-term incentive plans, as determined at the discretion of the Compensation Committee; and
4.An annual stipend of $20,000 to be used in Mr. Lanigan’s discretion for monthly club dues, automobile costs and similar expenses.
The Amended and Restated Employment Agreement also provides Mr. Lanigan with specific benefits in the event of a Change in Control of the Company or his termination with or without cause, death or disability.
Under the Amended and Restated Employment Agreement, if the Company terminates Mr. Lanigan other than for “Cause” or Mr. Lanigan terminates his employment for “Good Reason” (as such terms are defined in the Employment Agreement), Mr. Lanigan will be entitled to receive the following benefits: (i) severance pay in an amount equal to Mr. Lanigan’s then-current base salary plus target award incentive for one year, (ii) medical insurance coverage continuation for twelve months, and (iii) payment of cost of outplacement services, not to exceed $20,000. The Amended and Restated Employment Agreement also entitles Mr. Lanigan to participate in the Newpark Resources, Inc. U.S. Executive Severance Plan (the “Severance Plan”) as a Tier 1 participant and entitles him to receive the benefits available to Tier 1 participants as set forth in the Severance Plan as of March 1, 2022. To the extent Mr. Lanigan becomes entitled to benefits upon a termination other than for Cause or upon a termination for Good Reason under both the Amended and Restated Employment Agreement and the Severance Plan, Mr. Lanigan is not entitled to receive duplicative benefits, and will receive the more beneficial arrangement with respect to the amount of benefits receivable.
The Amended and Restated Employment Agreement entitles Mr. Lanigan to participate in the Newpark Resources, Inc. Change in Control Plan (the “CIC Plan”) as a Tier 1 participant and entitles him to receive the benefits available to Tier 1 participants as set forth in the Severance Plan as of March 1, 2022. Mr. Lanigan and the Company executed a change of control agreement on April 22, 2016, that entitles Mr. Lanigan, upon a termination without Cause or resignation for Good Reason after the date of the occurrence of certain specified events constituting a change of control of the Company, to receive (i) a payment of two times (a) his annual base salary and (b) the higher of his target bonus or the highest bonus he earned under the Company’s annual cash incentive plan during the immediately preceding two years; (ii) full vesting of all options, restricted stock and deferred compensation; (iii) continuation of life insurance, medical and dental health benefits, and disability benefits until he obtains reasonably equivalent employment or for two years from the date of termination, whichever is earlier; and (iv) direct payment by the Company for the costs of outplacement services, not to exceed $10,000. To the extent Mr. Lanigan becomes entitled to benefits under both his change of control agreement and the CIC Plan, Mr. Lanigan is not entitled to receive duplicative benefits, and will receive the more beneficial arrangement with respect to the amount of benefits receivable.
Pursuant to the Amended and Restated Employment Agreement, Mr. Lanigan remains subject to the same non-competition and confidentiality agreements executed in April 2016 in connection with his employment by the Company.
The foregoing description of the Amended and Restated Employment Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Appointment of Non-Independent Director
In connection with his promotion to President and Chief Executive Officer, the Board appointed Mr. Lanigan to the Board effective March 1, 2022 to fill the vacancy created by Mr. Howes’ resignation referenced above.
Mr. Lanigan was promoted to the position of President and Chief Executive Officer of the Company effective March 1, 2022. He previously served as President and Chief Operating Officer of the Company from September 2021 to March 2022 and Vice President of the Company and President of Newpark Industrial Solutions from April 2016 to August 2021. From April 2014 to June 2015, Mr. Lanigan served as a Managing Director of Custom Fleet Services in Australia for GE Capital Corporation, a financial services unit of General Electric. From September 2010 to March 2014, he served as Commercial Excellence Leader in the Asia Pacific for GE Capital. Previous to September 2010, Mr. Lanigan held various executive positions in marketing and sales for GE Capital Corporation. Mr. Lanigan holds a Bachelor of Engineering (Honors) in Chemical Engineering from RMIT University (Australia) and a MBA from Melbourne Business School.
The Board affirmatively determined that Mr. Lanigan is not “independent” as that term is defined by The New York Stock Exchange listing standards and the standards set forth in the Company’s Corporate Governance Guidelines. The Board also determined that Mr. Lanigan will not serve on any of the standing committees of the Board.
Mr. Lanigan will not receive any compensation as a member of the Board. There are no arrangements or understandings between Mr. Lanigan and any other persons pursuant to which he was selected as an officer and director. Mr. Lanigan does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Indemnification Agreement
In connection with his appointment as member of the Board effective March 1, 2022, Mr. Lanigan entered into an Indemnification Agreement with the Company in form substantially consistent with the Form of Indemnification Agreement, incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed on July 25, 2014. The Indemnification Agreement requires the Company to indemnify Mr. Lanigan as a director to the fullest extent permitted by law against liability that may arise by reason of his service as a Board member, and to advance certain expenses incurred as a result of any proceeding as to which he could be indemnified.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement effective March 1, 2022, between Newpark Resources, Inc. and Matthew Lanigan
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
(Registrant)

Date:	March 4, 2022	By:	/s/ E. Chipman Earle
E. Chipman Earle
Vice President, General Counsel and Chief Administrative Officer